EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Jim Bauer
Investor Relations
(678) 473-2647
jim.bauer@arrisi.com
ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED
FIRST QUARTER 2008 RESULTS
Suwanee, Ga. (April 29, 2008) ARRIS Group, Inc. (NASDAQ:ARRS), a global technology leader in advanced cable telephony & broadband access equipment, and next generation high-speed data, video, and operations software solutions, today announced preliminary and unaudited financial results for the first quarter 2008.
First quarter 2008 revenues of $273.5 million represented an increase of $38.2 million or 16%, as compared to the first quarter 2007 revenues of $235.3 million, primarily reflecting the acquisition of C-COR. First quarter 2008 gross margin was $85.2 million, or 31.2% as compared to $68.7 million or 29.2% in the first quarter 2007. Order backlog increased to $147.0 million in the quarter as compared to $136.7 million at year end 2007. Book-to-bill ratio in the first quarter was 1.04.
GAAP net income in the first quarter 2008 was $0.04 per diluted share, as compared to $0.34 per diluted share for the first quarter 2007. Non-GAAP net income in the first quarter 2008 was $0.12 per diluted share, as compared to $0.20 per diluted share for the first quarter 2007. Items excluded from non-GAAP income include: amortization of intangibles, certain acquisition gains and expenses, certain tax benefits and costs, equity compensation expense, and adjustments to restructuring accruals. A reconciliation of GAAP to non-GAAP earnings per share is attached to this release and also can be found on the Company’s website (www.arrisi.com).
In conjunction with the acquisition of C-COR, the Company implemented a new organizational structure in December 2007. As a result, effective with fourth quarter 2007 results, ARRIS began reporting financial results in three reporting segments: Broadband Communications Systems; Access, Transport & Supplies; and Media & Communications Systems. A summary of the first quarter revenue and gross margin for each of the segments is attached to this release and can be found on the Company’s website.
The Company ended the first quarter 2008 with $293.0 million of cash and short-term investments, which compares to $391.8 million at the end of the fourth quarter 2007. The change in cash balance reflects the repurchase during the quarter of approximately 13 million shares in the open market for an aggregate consideration of approximately $76 million. During the quarter, the Company also redeemed $35 million of convertible debt originally issued by C-COR and paid approximately $12 million to retire various acquisition liabilities. The Company generated $30.5 million of cash from operating activities in the first quarter 2008.
“ARRIS begins 2008 with a sense of strong optimism,” said Bob Stanzione, ARRIS Chairman & CEO. “While the current economic climate is somewhat challenging, we see significant opportunities for further growth as the year unfolds. We are investing in our future, and have a strong portfolio of exciting products which solidify our industry leading position as a provider of end-to-end data, voice and video solutions for our domestic and international customers. As evidenced by our recent DOCSIS 3.0 CMTS win in Japan, our products continue to be selected by leading service providers worldwide, thereby helping diversify our customer base. We are well positioned to take advantage of customer and end user demands for high speed data services, VoIP, on-demand video, ad insertion, OSS solutions and network upgrades to accommodate increased high definition channel offerings. We will aggressively pursue these opportunities on a global basis.”
“The first quarter was in line with the guidance we provided in February with EPS coming in at the high end of the range. Notably, our gross margin for the quarter was 31%,” said David Potts, ARRIS EVP & CFO. “We anticipate continued improvement throughout the year. As a result, we now project that revenues for the Company in the second quarter 2008 will be in the range of $288 to $303 million with GAAP net income per diluted share in the range of $0.04 to $0.08 and non-GAAP net income per diluted share, in the range of $0.13 to $0.17. I remain confident that we are well-positioned to meet the insatiable demand for more bandwidth and speed, driven by accelerating entertainment and information applications.”
ARRIS management will conduct a conference call at 5:00pm EDT, today, Tuesday, April 29, 2008, to discuss these results in detail. You may participate in this conference call by dialing 888-713-4218 or 617-213-4870 for international calls prior to the start of the call and providing the ARRIS Group, Inc. name, conference passcode 43173899 and Jim Bauer as the moderator. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the 5:00pm EDT conference call. A replay of the conference call can be accessed approximately two hours after the call through May 2, 2008 by dialing 888-286-8010 or 617-801-6888 for international calls and using the passcode 89070320. A replay also will be made available for a period of 12 months following the conference call on ARRIS’ website at www.arrisi.com.

ARRIS is a global communications technology company specializing in the design, engineering and supply of technology supporting triple and quad-play broadband services for residential and business customers around the world. The company supplies broadband operators with the tools and platforms they need to deliver reliable telephony, demand driven video, next-generation advertising and high-speed data services. ARRIS products expand and help grow network capacity with access and outside plant construction equipment, reliably deliver voice, video and data services and assure optimal service delivery for end customers. Headquartered in Suwanee, Georgia, USA, ARRIS has R&D centers in Atlanta, Chicago, Beaverton, State College, Wallingford, Ireland and China, and operates support and sales offices throughout the world. Information about ARRIS products and services can be found at http://www.arrisi.com.
Forward-looking statements:
Statements made in this press release, including those related to:
•	second quarter and 2008 revenues and net income; and

•	the general market outlook;
are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,
•	projected results for the second quarter as well as the general outlook for 2008 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;

•	because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption
In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the uncertain current economic climate and its impact on our customers’ plans and access to capital; the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2007. The Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.
# # # # #

ARRIS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007
	(unaudited)		(unaudited)	(unaudited)	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$243,515	$323,797	$370,708	$444,020	$441,317
Short-term investments, at fair value	49,513	68,011	217,845	160,315	134,610

Total cash, cash equivalents and short-term investments	293,028	391,808	588,553	604,335	575,927

Restricted cash	7,186	6,977	3,142	3,136	3,128
Accounts receivable, net	159,881	166,953	130,216	120,680	125,756
Other receivables	6,074	4,330	5,000	6,845	9,888
Inventories, net	125,105	131,792	118,227	90,542	78,186
Prepaids	5,680	5,856	3,626	3,250	3,500
Current deferred income tax assets	47,051	44,939	19,602	23,239	26,818
Other current assets	8,209	4,841	13,703	10,773	4,001

Total current assets	652,214	757,496	882,069	862,800	827,204

Property, plant and equipment, net	60,747	59,156	31,251	30,196	28,076
Goodwill	453,454	455,352	150,569	150,569	150,569
Intangible assets, net	257,029	269,893	115	172	230
Investments	10,200	6,412	8,916	3,151	3,569
Noncurrent deferred income tax assets	—	—	16,238	17,294	18,639
Other assets	12,624	10,181	9,084	7,517	7,790

	$1,446,268	$1,558,490	$1,098,242	$1,071,699	$1,036,077

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$60,490	$58,852	$35,540	$46,015	$41,337
Accrued compensation, benefits and related taxes	14,397	26,177	18,857	14,631	9,991
Accrued warranty	13,365	14,370	7,346	7,829	7,968
Deferred revenue	19,901	8,474	6,273	7,195	5,488
Current portion of long-term debt	310	35,305	—	—	—
Other accrued liabilities	27,980	42,121	20,854	20,806	26,923

Total current liabilities	136,443	185,299	88,870	96,476	91,707

Long-term debt, net of current portion	276,686	276,765	276,000	276,000	276,000
Accrued pension	10,905	10,455	11,810	12,778	12,420
Noncurrent income tax payable	6,487	6,322	5,262	4,334	4,334
Noncurrent deferred income tax liability	43,402	41,796	—	—	—
Other long-term liabilities	14,258	12,086	5,143	5,288	5,606

Total liabilities	488,181	532,723	387,085	394,876	390,067

Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,357	1,356	1,104	1,102	1,096
Capital in excess of par value	1,095,716	1,093,498	789,348	782,717	773,839
Treasury stock at cost	(76,007)	(572)	—	—	—
Unrealized gain (loss) on marketable securities	151	20	(151)	—	1,345
Unfunded pension liability	(3,358)	(3,358)	(4,462)	(4,462)	(4,462)
Accumulated deficit	(59,588)	(64,993)	(74,498)	(102,350)	(125,624)
Cumulative translation adjustments	(184)	(184)	(184)	(184)	(184)

Total stockholders’ equity	958,087	1,025,767	711,157	676,823	646,010

	$1,446,268	$1,558,490	$1,098,242	$1,071,699	$1,036,077

ARRIS GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Three Months
	Ended March 31,
	2008	2007
	(unaudited)	(unaudited)
Net sales	$273,506	$235,253
Cost of sales	188,258	166,506

Gross margin	85,248	68,747
Gross margin %	31.2%	29.2%

Operating expenses:
Selling, general, and administrative expenses	36,982	24,175
Research and development expenses	28,122	18,096
Restructuring and impairment charges	405	421
Amortization of intangible assets	13,254	58

	78,763	42,750

Operating income	6,485	25,997
Other expense (income):
Interest expense	1,504	1,668
Loss on investments and notes receivable	2	19
(Gain) loss on foreign currency	(990)	322
Interest income	(2,685)	(6,483)
Gain related to terminated acquisition, net of expenses	—	(22,835)
Other (income) expense, net	(36)	65

Income from continuing operations before income taxes	8,690	53,241
Income tax expense	3,285	15,597

Net income	$5,405	$37,644

Net income per common share:
Basic	$0.04	$0.35

Diluted	$0.04	$0.34

Weighted average common shares:
Basic	130,763	108,467

Diluted	131,981	110,988

ARRIS GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months
	Ended March 31,
	2008	2007
	(unaudited)	(unaudited)
Operating Activities:
Net income	$5,405	$37,644
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	4,963	2,497
Amortization of intangible assets	13,254	58
Stock compensation expense	2,551	2,656
Deferred income tax provision (benefit)	(506)	4,702
Amortization of deferred finance fees	279	279
Provision for doubtful accounts	205	371
Gain related to previously written off receivables	—	(377)
Loss on investments	2	19
Gain related to terminated acquisition, net of expenses	—	(22,835)
Excess tax benefits from stock-based compensation plans	—	(4,855)
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	7,502	(10,823)
Other receivables	(1,744)	(7,332)
Inventory	7,501	16,040
Income taxes payable	81	1,293
Accounts payable and accrued liabilities	(10,294)	(24,842)
Other, net	1,316	1,470

Net cash provided by (used in) operating activities	30,515	(4,035)

Investing Activities:
Purchases of property, plant, and equipment	(6,429)	(2,287)
Cash proceeds related to terminated acquisition, net of expenses	—	10,881
Cash paid for hedge related to terminated acquisition	—	(26,469)
Cash proceeds from hedge related to terminated acquisition	—	38,750
Cash paid for acquisition, net of cash acquired	(4,192)	—
Cash proceeds from sale of property, plant & equipment	224	—
Purchases of short-term investments	(16,887)	(128,135)
Disposals of short-term investments	30,500	81,100

Net cash provided by (used in) investing activities	3,216	(26,160)

Financing Activities:
Payment of debt and capital lease obligations	(35,097)	—
Treasury stock repurchase	(75,960)	—
Excess tax benefits from stock-based compensation plans	—	4,855
Repurchase of shares to satisfy minimum tax withholdings	(239)	—
Fees and proceeds from issuance of common stock, net	(2,717)	5,039

Net cash (used in) provided by financing activities	(114,013)	9,894
Net decrease in cash and cash equivalents	(80,282)	(20,301)
Cash and cash equivalents at beginning of period	323,797	461,618

Cash and cash equivalents at end of period	$243,515	$441,317

ARRIS GROUP, INC.
Supplemental Second Quarter
Net Income Reconciliation (unaudited)
Q2 EPS 2008 Guidance

Estimated GAAP EPS	$0.04 - $0.08
Reconciling Items
Amortization of Intangibles, after tax	0.07
Stock Compensation Expense, after tax	0.02

Subtotal	0.09

Estimated Non GAAP EPS	$0.13 - $0.17

See the GAAP to Non-GAAP EPS reconciliation for a discussion regarding management’s reasoning for providing this non-GAAP financial measure

ARRIS GROUP, INC.
SUPPLEMENTAL NET INCOME RECONCILIATION
(in thousands, except per share data)
(unaudited)

	Q1 2008		Q1 2007
		Per Diluted		Per Diluted
	Amount	Share	Amount	Share
Net income	$5,405	$0.04	$37,644	$0.34

Highlighted items:
Impacting gross margin:
Stock compensation expense	201	—	165	—

Impacting operating expenses:
Gains related to previously written off receivables	—	—	(377)	—
Integration costs	427	—	—	—
Restructuring charges — adjustments to existing accruals	405	—	421	—
Amortization of intangible assets	13,254	0.10	58	—
Stock compensation expense	2,350	0.02	2,491	0.02

Impacting net income from continuing operations:
Gains related to terminated acquisition, net of expenses	—	—	(22,835)	(0.21)

Impacting income tax expense:
Adjustments of income tax valuation allowances and research & development credits and other	—	—	(3,246)	(0.03)

Tax related to highlighted items above	(6,294)	(0.05)	7,754	0.07

Total highlighted items	10,343	0.08	(15,569)	(0.14)

Net income excluding highlighted items	$15,748	$0.12	$22,075	$0.20

Weighted average common shares — diluted		131,981		110,988

ARRIS believes that presenting net income and related per share amounts adjusted for the items detailed above provides meaningful information that will allow investors to more easily understand ARRIS’ financial performance and compare its period-to-period results. With respect to stock compensation expense, ARRIS records non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, this non-cash compensation expense may vary significantly. In prior periods, ARRIS highlighted significant losses related to bad debt expense associated with certain customers. ARRIS recognized a gain in Q1 of 2007 associated with these previously written off receivables. With respect to amortization of intangibles, the intangibles being amortized relate to our recent acquisition of C-COR. The restructuring charge adjustments reflect items that, although they or similar items might recur, are of a nature and magnitude that identifying them separately provides investors with a greater ability to project ARRIS’ future performance. During the first quarter of 2007, ARRIS announced that it entered into a transaction agreement with TANDBERG Television ASA, in which ARRIS was to buy all the outstanding shares of TANDBERG. ARRIS was subsequently outbid by another buyer and the transaction agreement was terminated during the first quarter 2007. ARRIS recorded gains, net before tax, of $22.8 million related to the termination of the transaction (termination fee, foreign exchange gains, and expenses). The net termination fee resulted in a capital gain which provided greater access to prior tax capital losses that had previously been viewed as more likely than not unrealizable. As a result, net income tax valuation allowances totaling $3.2 million were reversed in the first quarter 2007. During the first quarter of 2008, ARRIS recorded incremental costs of $0.4 million as a result of the C-COR integration.
In assessing operating performance and preparing budgets and forecasts, ARRIS’ management considers performance after making these adjustments and believes that providing investors with the same information provides greater transparency and insight into management’s analysis. ARRIS expects to continue providing similar information in the future with schedules reconciling the differences between GAAP and non-GAAP financial measures.

ARRIS GROUP, INC
SUPPLEMENTAL SALES AND GROSS MARGIN INFORMATION
(in thousands, except gross margin percentages)
(unaudited)

			Q1 2007 incl C-
	Q1 2008	Q1 2007	COR (1,2)

Broadband Communications Systems
Sales	189,637	199,000	199,000

Gross Margin	57,991	62,451	62,451
Gross Margin %	30.6%	31.4%	31.4%

Access, Transport & Supplies
Sales	72,894	36,006	93,490

Gross Margin	21,876	6,426	30,215
Gross Margin %	30.0%	17.8%	32.3%

Media & Communications Systems
Sales	10,975	247	15,783
Gross Margin	5,381	(130)	8,826
Gross Margin %	49.0%	-52.6%	55.9%

Total
Sales	273,506	235,253	308,273
Gross Margin	85,248	68,747	101,492
Gross Margin %	31.2%	29.2%	32.9%

(1)	Sum of Arris and C-Cor reported sales and gross margins, unaudited

(2)	C-COR gross margin has been adjusted to conform to ARRIS accounting policies with respect to freight billed to customers.